                                                                     Exhibit 23

                         INDEPENDENT AUDITORS' CONSENT

   We consent to the incorporation by reference in Registration Statement Nos. 333-04685, 333-28933, 333-63147, 333-81925, 333-86581, 333-40356, 333-84196,
333-89966, and 333-97571 of Itron, Inc. on Form S-8 of our report dated February 5, 2003 (March 4, 2003, as to Note 20) (which expresses an unqualified opinion and includes an explanatory paragraph relating to the change in the method of accounting for goodwill and other intangible assets in 2002 and revenues in 2000) appearing in this Annual Report on Form 10-K of Itron, Inc. for the year ended December 31, 2002.


DELOITTE & TOUCHE LLP

Seattle, Washington
March 26, 2003